UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 6, 2020

K12 Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33883	95-4774688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Corporate Park Drive, Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(703) 483-7000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	LRN	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2020, Timothy J. Medina was hired by K12 Inc. (the “Company”) to serve as the Company’s Executive Vice President and Chief Financial Officer effective April 13, 2020. The Company’s current Chief Financial Officer and President, Product and Technology, James J. Rhyu, is stepping down as Chief Financial Officer effective April 13, 2020 and will continue as the Company’s President, Corporate Strategy, Marketing and Technology.
Mr. Medina, age 54, previously served as Executive Vice President and Chief Financial Officer of TPx Communications, a privately-held provider of UCaaS, managed information technology services and managed connectivity services since 2004.   He has over thirty years experience in finance, treasury, accounting, mergers and acquisitions, divestitures, strategic planning, capital formation, debt origination, credit rating agencies, securitization, asset management, and operations in industries including global telecommunications, software-as-a-service and information technology managed services.  Mr. Medina holds a B.A. from The George Washington University, and a M.S. from the McDonough School of Business at Georgetown University.
Pursuant to an Offer Letter accepted on April 6, 2020 (the “Offer Letter”), Mr. Medina will receive an annual base salary of $475,000 and will have a target award level under the Company’s annual cash Executive Bonus Plan equal to 80% of his annual base salary. In addition, in connection with his commencement of employment, Mr. Medina will receive awards under the Company’s 2016 Incentive Award Plan consisting of (1) a restricted stock award valued at $800,000 as of the date of Mr. Medina’s commencement of employment, which will vest semi-annually, with 20% vesting in the first year and 40% vesting in each of the next two years following the grant date, and (2) a performance share unit award pursuant to the Company’s long-term shareholder performance plan (“SPP”) providing an opportunity to earn up to 66,934 shares of the Company’s common stock if the Company’s average stock price following completion of the Company’s fiscal year ending June 30, 2021 reaches certain pre-determined levels generally consistent with prior awards granted to our executive officers under the SPP. The foregoing description of the Offer Letter is qualified in its entirety by the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 7.01          Regulation FD Disclosure.
On April 8, 2020, the Company issued a press release announcing the appointment of Mr. Medina as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.
The information included in this Item 7.01 and in Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall any such information or exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such document.
Item 9.01          Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
10.1	Offer Letter, dated April 6, 2020, between K12 Inc. and Timothy J. Medina

99.1	Press release of K12 Inc., dated April 8, 2020

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
K12 Inc.

Date: April 8, 2020	By:	/s/ Vincent W. Mathis
	Name:	Vincent W. Mathis
	Title:	Executive Vice President, General Counsel and Secretary